UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant (X)   Filed by a party other than the registrant (   )

Check the appropriate box:

(     ) Preliminary Proxy Statement.
(     ) Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
( X ) Definitive Proxy Statement.
(     ) Definitive Additional Materials.
(     ) Soliciting Material Pursuant to Rule 14a-12.

RSI Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

( X ) No fee required.
(     ) Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.
(     ) Fee paid previously with preliminary materials.
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RSI HOLDINGS, INC.
28 EAST COURT STREET
POST OFFICE BOX 6847
GREENVILLE, SOUTH CAROLINA 29606
TELEPHONE (864) 271-7171

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 30, 2003

TO OUR SHAREHOLDERS:

        The Annual Meeting of Shareholders of RSI Holdings, Inc. (the “Company”), will be held at 10:00 a.m., local time, on January 30, 2003, at RSI Holdings, Inc., 28 East Court Street, Greenville, South Carolina, for the purpose of considering and acting upon the following:

1.	The election of five directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	To vote on approval of the proposed amendment to the RSI Holdings, Inc. 2002 Stock Option Plan (the “2002 Option Plan”) to increase from 1,500,000 to 2,500,000 the aggregate number of shares issuable thereunder;

3.	The ratification of the appointment of Elliott Davis, LLC as independent auditors of the Company for fiscal year 2003; and

4.	The transaction of such other matters as may properly come before the meeting or any adjournment thereof.

        The Board of Directors of the Company recommends that shareholders vote FOR the nominees for director listed in the Company’s proxy statement enclosed with this notice, FOR approval of the proposal number 2 above and FOR the approval of proposal number 3 above.

        The Board of Directors has fixed the close of business on December 4, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Joe F. Ogburn, Secretary

Greenville, South Carolina
December 27, 2002

        A form of proxy is enclosed. To ensure that your shares will be voted at the Annual Meeting, you are requested to complete and sign the enclosed proxy and return it promptly in the enclosed, postage-paid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in the event you attend the meeting.

RSI HOLDINGS, INC.
28 EAST COURT STREET
POST OFFICE BOX 6847
GREENVILLE, SOUTH CAROLINA 29606

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JANUARY 30, 2003

        This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of RSI Holdings, Inc., a North Carolina corporation (the “Company”), to be voted at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., local time, on January 30, 2003, at RSI Holdings, Inc., 28 East Court Street, Greenville, South Carolina. The approximate date of mailing this Proxy Statement and the accompanying proxy is December 27, 2002.

        Only shareholders of record at the close of business on December 4, 2002 are entitled to notice of and to vote at the Annual Meeting. As of such date, there were outstanding approximately 7,821,455 shares of common stock, $.01 par value per share (“Common Stock”), which constitute the only voting securities of the Company. Each share is entitled to one vote.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) delivery to the Secretary of the Company, at or before the Annual Meeting, of a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being vote (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: RSI Holdings, Inc., 28 East Court Street, Post Office Box 6847, Greenville, South Carolina 29606, Attention: Investor Relations.

        All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the Annual Meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR election to the Board of Directors of the nominees described herein, FOR the amendment of the 2002 Option Plan, FOR ratification of the appointment of Elliott Davis, LLC as the independent auditors for the Company for fiscal year 2003, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting or any adjournment thereof.

        The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company as of December 4, 2002, is necessary to constitute a quorum at the Annual Meeting. An automated system administered by the Company’s transfer agent tabulates votes cast in connection with the Annual Meeting. Directors are elected by a plurality of votes cast at the Annual Meeting. The proposal to amend the 2002 Option Plan and the proposal to ratify the appointment of Elliott Davis, LLC as the Company’s independent auditors for the Company’s 2003 fiscal year will be approved if a greater number of votes is cast for the proposal than is cast against the proposal. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Abstentions and broker nonvotes have no effect upon the votes with respect to the matters to be voted upon at the meeting.

ELECTION OF DIRECTORS
(Item No. 1 on the Proxy)

         The Bylaws of the Company provide that the number of directors to be elected at any meeting of shareholders shall not be less than three (3) nor more than ten (10), the exact number to be determined by the Board of Directors. The Board has determined that five directors shall be elected at the Annual Meeting. The Common Stock may not be voted cumulatively in the election of directors.

        The five persons listed below are nominees for election as directors at the Annual Meeting, to serve until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. Unless authority to vote at the election of directors is withheld, it is the intention of the persons named in the enclosed form of proxy to vote for the persons named below. Each such person is a citizen of the United States. There are no family relationships among the directors and the executive officers of the Company, except that Charles C. Mickel is the brother of Buck A. Mickel.

        Management of the Company believes that all of the nominees will be available and able to serve as directors, but in the event any nominee(s) is not available or able to serve, the shares represented by the proxies will be voted for such substitute(s) as shall be designated by the Board of Directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

        The table below sets forth certain information regarding the Company’s nominees for election as directors.

NOMINEES FOR ELECTION AS
DIRECTORS OF THE COMPANY

Name, Age and Tenure as Director	Principal Occupation and Background

C.C. Guy (70) Director since 1978(1)(2)	Director of the Company. Mr. Guy served as President of the Company from July 1989 until his retirement in January 1995. Since his retirement, he has served as a consultant to the Company on an as-needed basis. Mr. Guy was Vice President-Administration of the Company from 1978 to July 1989. Mr. Guy served from October 1979 to November 1989 as President, Treasurer and a director of RSI Corporation. Mr. Guy currently serves as a director of Delta Woodside Industries, Inc. and Delta Apparel, Inc.

Charles M. Bolt (72) Director since 1982(1)(2)	Director of the Company. Mr. Bolt was President and Chief Executive Officer of the Company from 1984 to July 1989, when he was elected President of Distribution, a position that he held until his retirement in January 1995. Since his retirement, he has served as a consultant to the Company on an as-needed basis. Mr. Bolt was Vice President-Marketing of the Company from 1978 to 1984.

Buck A. Mickel (47) Director since 1988(1)	Director of the Company. Mr. Mickel was elected President and Chief Executive Officer of the Company on July 28, 1998 following the death of his father, Mr. Buck Mickel. Mr. Mickel was reelected Vice President of the Company effective September 1, 1996. Mr. Mickel served as a consultant to the Company from January 17, 1995, the date that he resigned as Vice President, until his reelection as Vice President. Mr. Mickel was originally elected Vice President of the Company in July 1989. Mr. Mickel served as a director of the Company or RSI Corporation from 1987 until December 1992. Mr. Mickel currently serves as a director of Delta Woodside Industries, Inc. and Delta Apparel, Inc.

Charles C. Mickel (45)(1)(2)	Director of the Company. Mr. Mickel served as vice president of U. S. Shelter Corporation from 1981 to 1990 and vice president of asset management of Insignia Financial Group, Inc., the successor of U.S. Shelter Corporation, from 1990 to 1992. Since July 1992 Mr. Mickel has been a private investor. Mr. Mickel is Buck A. Mickel's brother.

Joe F. Ogburn (64)	Director of the Company. Mr. Ogburn served as Secretary, Treasurer and Chief Financial Officer of the Company since January 2001. Mr. Ogburn served as Treasurer of the Company since September 1988 and Vice President of the Company since May 1995. Mr. Ogburn served as Controller of the Company from 1981 to September 1988. Mr. Ogburn served as a Director of the Company from September 1987 to July 1989.

(1)     Member of Compensation Committee.

(2)     Member of Audit Committee.

The Board of Directors of the Company met in person two times and two times by telephone conference call during the fiscal year ended August 31, 2002. The Compensation Committee of the Company met once during the fiscal year. The Audit Committee of the Company met four times during the fiscal year. Each Director attended at least 75% of the meetings of the Board and of any committee of which he was a member. The Board does not have a standing nominating committee.

        The Compensation Committee reviews and submits to the Board of Directors suggested salaries and other compensation for officers of the Company and its subsidiaries for the ensuing year.

        The Audit Committee generally makes recommendations to the Board regarding the selection of the independent public accountants, reviews the independence of such accountants, approves the scope of the annual audit, approves the rendering of any material non-audit services by the independent accountants, approves the fee payable to the independent accountants, and reviews the audit results.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information as of December 4, 2002, regarding the beneficial ownership of the Common Stock by: (i) persons beneficially owning more than five percent of the Common Stock; (ii) the directors and executive officers of the Company; and (iii) all directors and executive officers of the Company, as a group. Unless otherwise indicated in the notes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all the shares of Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (6)

Buck A. Mickel	3,316,975	(1)	41.4
28 East Court Street
P. O. Box 6847
Greenville, SC 29606

C.C. Guy	54,295	(2)	0.7
316 Jennings Street
Shelby, NC 28150

Charles M. Bolt	98,184	(3)	1.2
2720 N. E. 57th Street
Fort Lauderdale, FL 33308

Charles C. Mickel	1,467,185		18.3
28 East Court Street
P. O. Box 6847
Greenville, SC 29606

Minor Mickel Shaw	705,362		8.8
P. O. Box 795
Greenville, SC 29602

Joe F. Ogburn	121,990	(4)	1.5
208 Belvedere Avenue
Shelby, NC 28150

All Directors and Executive Officers	5,058,629	(5)	63.2
of the Company as a Group (6 persons)

(1)     Mr. Buck A. Mickel is the President, Chief Executive Officer and a director of the Company. The number of shares shown as beneficially owned by Mr. Buck A. Mickel includes 3,140,309 shares directly owned by him, 150,000 shares owned by him as custodian for his minor child and 26,666 unissued shares subject to stock options held by Mr. Mickel which are currently exercisable.

(2)     Mr. C.C. Guy is a director of the Company. The number of shares shown as beneficially owned by Mr. Guy includes 26,307 shares directly owned by him and 9,999 unissued shares subject to stock options held by Mr. Guy which are currently exercisable. The number of shares shown also includes 17,989 shares held by Mr. Guy’s wife, as to which shares Mr. Guy disclaims beneficial ownership.

(3)     Mr. Charles M. Bolt is a director of the Company. The number of shares shown as beneficially owned by Mr. Bolt includes 88,185 shares directly owned by him and 9,999 unissued shares subject to stock options held by Mr. Bolt which are currently exercisable.

(4)     Mr. Joe F. Ogburn is the Secretary, Treasurer and Chief Financial Officer of the Company. The number of shares shown as beneficially owned by Mr. Ogburn includes 45,142 shares directly owned by him and 76,665 unissued shares subject to stock options held by Mr. Ogburn which are currently exercisable. Such number also includes 183 shares held by Mr. Ogburn’s wife, as to which shares Mr. Ogburn disclaims beneficial ownership.

(5)     This number includes all shares included in the table above with respect to any director or executive officer.

(6)     Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), percentages of total outstanding shares have been computed on the assumption that shares that can be acquired within 60 days upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

EXECUTIVE OFFICERS

        The following table provides certain information regarding the executive officers of the Company:

Name and Age	Position

Buck A. Mickel (47)	President and Chief Executive Officer (1)

Joe F. Ogburn (64)	Secretary, Treasurer and Chief Financial Officer (1)

    (1)        See information under “Election of Directors”.

        The Company’s executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, the Company believes that except for one filing on Form 4 arising from a purchase of stock by Minor M. Shaw in January 2002 and one filing on Form 5 arising from the receipt of a stock option by Charles M. Bolt in June 2002, each of which filings were made late due to administrative error, all of its executive officers, directors and persons who may have been deemed to be greater than 10% stockholders during the year have timely made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended.

MANAGEMENT COMPENSATION

      Summary Compensation Table

        The following table sets forth certain information regarding compensation paid by the Company during the last three fiscal years to the Company’s Chief Executive Officer (the “Named Executive Officer”). The salary and bonuses of each executive officer of the Company was less than $100,000 during fiscal years 2000 through 2002.

Name and Principal Position	Fiscal Year	Annual Compensation Salary $

Buck A. Mickel, President and Chief Executive Officer	2002	55,333
	2001	20,000
	2000	23,500

        Most of the Company's employees, as well as its executive officers, are eligible to participate in the Company's medical and health benefit plan.

        During the year ended August 31, 2002, the Company did not pay any other compensation to its directors except as set forth in "Retirement Contracts" below.

Option Grants in Last Fiscal Year
(Individual Grants)

Individual Grants

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date

Buck A. Mickel, President and Chief Executive Officer	300,000	20.0%	0.077	June 10, 2007

        The following table sets forth the number of shares underlying the Named Executive Officer’s exercisable and unexercisable stock options. He did not exercise any stock options during fiscal 2002, and none of his stock options are currently in the money.

Aggregate Exercisable and Unexercisable Stock Options at Fiscal Year-End

Name	Number Of Unexercised Securities Underlying Options/SARs at Fiscal Year-End (#) Exercisable/ Unexercisable

Buck A. Mickel, President and Chief Executive Officer	26,666/300,000

        Retirement Contracts

        Messrs. C.C. Guy and Charles M. Bolt retired as officers of the Company on January 17, 1995. The Company paid each of these two retired officers $100 per month during the year ended August 2002. The Board determined that these payments were appropriate in light of these officers’ long records of service to the Company and value as consultants to the Company. The Company anticipates that these individuals will continue to serve as consultants during fiscal year 2003.

RELATED PARTY TRANSACTIONS

        Certain information concerning related party transactions respecting the members of the Compensation Committee, members of their families, and other executive officers, directors and owners of 5% or more of the outstanding Common Stock of the Company is set forth below.

Salary and Other Compensation Arrangements

        As described herein under the subheading "Election of Directors"--"Management Compensation"--"Retirement Contracts", the Company pays consulting fees to Messrs. C.C. Guy and Charles M. Bolt.

Loan Arrangement

        During fiscal year 1999 the Estate of Buck Mickel, the former Chairman of the Board and Chief Executive Officer of the Company, loaned the Company $250,000 bearing interest at 8.5% per year payable quarterly. During March 2000 the loan was transferred from the Estate of Buck Mickel to Minor H. Mickel, the widow of Buck Mickel and the mother of Buck A. Mickel, the Company’s President and Chief Executive Officer. During October 2000 the Company issued a note that was convertible into Common Stock of the Company in exchange for this debt. Effective January 4, 2001, the Company issued 1,111,111 shares of its Common Stock (3,333,333 prior to the 1-for-3 reverse stock split effected June 10, 2002) to Minor H. Mickel in exchange for the principal amount of the convertible note of $250,000 at the conversion rate of $.225 per share ($.075 on a pre-split basis).

        During December 2000, Minor H. Mickel loaned the Company $500,000 under the terms of an 8.0% convertible note payable having a conversion rate of $.075 per share bearing interest at 8.0% per year. Proceeds of this note were used in part to pay the outstanding balance ($295,000) on a $500,000 bank line of credit. A corporation that is owned by Buck A. Mickel, Minor H. Mickel and the two adult siblings of Buck A. Mickel guaranteed payment of this $500,000 bank line of credit. They also pledged certain securities as collateral to the line of credit. Effective January 21, 2002, the Company issued 2,222,222 shares of its Common Stock (6,666,666 on a pre-split basis) to Minor H. Mickel in exchange for the principal amount of the convertible note of $500,000 at the conversion rate of $.225 per share ($.075 on a pre-split basis).

        During August 2001, Minor H. Mickel loaned the Company $250,000 under the terms of an unsecured note payable bearing interest at 8.0% per year with the principal balance and all unpaid interest due in August 2006.

        During February 2002, Minor H. Mickel loaned the Company $1,200,000 and Buck A. Mickel and his two adult siblings each loaned the Company $20,000 under terms of unsecured notes payable bearing interest at 7.0% per year with the principal balances and all unpaid interest due in February 2007. Proceeds from these notes aggregating $1,260,000 were used to purchase the assets of the Company’s wholly-owned subsidiary, Employment Solutions, Inc.

Corporate Office Arrangement

        During fiscal 2002, the Company’s executive offices were located in a facility consisting of approximately 3,000 square feet of floor space located at 28 East Court Street, Greenville, South Carolina. The rental expense of $24,300 was incurred by the Company during the year ended August 31, 2002 for the Company’s executive offices. The rent incurred was $1,500 per month from September through February and $2,550 per month from March through August under a month-to-month lease arrangement. The lease at 28 East Court Street, Greenville, South Carolina includes office furniture and equipment. The office space at 28 East Court Street, Greenville, South Carolina was leased from CTST, LLC, which is owned by three shareholders: Buck A. Mickel, Charles C. Mickel and Minor Mickel Shaw. As described above, each of these individuals is a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Buck A. Mickel is the President and Chief Executive Officer and a director of the Company, and the other two shareholders are his adult siblings. The Company believes that this lease contains provisions as favorable to the Company as could be obtained from a third-party landlord.

PROPOSED AMENDMENT TO 2002 STOCK OPTION PLAN
(Item No. 2 on the Proxy)

        The Board of Directors recommends that the shareholders approve adoption by the Company of Amendment No. 1 to the RSI Holdings, Inc. 2002 Stock Option Plan (the “2002 Option Plan”, and as proposed to be amended the “Amended 2002 Option Plan”). The proposed amendment increases the number of shares of the Company’s Common Stock that may be issued pursuant to options granted under the plan from an aggregate of 1,500,000 to an aggregate of 2,500,000. The Board and the Compensation Committee recommend approval of the proposed amendment because they believe that the 2002 Option Plan is an effective component of management compensation and, if all currently outstanding options were exercised in full, no additional options could currently be granted pursuant to the plan, which was originally adopted on June 10, 2002. Except as set forth above, the 2002 Option Plan would remain unaltered in all material respects.

        Under the Amended 2002 Option Plan, the Board or (Committee) would have the discretion to grant options for up to an aggregate maximum of 2,500,000 shares of the Company’s Common Stock (including shares previously issued under the plan). As of November 30, 2002, an aggregate of 1,500,000 shares of the Company’s Common Stock are covered by outstanding options under the plan.

        The purpose of the 2002 Option Plan is to promote the growth and profitability of the Company and its subsidiaries (“Subsidiaries”) by increasing the personal participation of key and middle-level executives in the continued growth and financial success of the Company, by enabling the Company to attract and retain key and middle-level executives of outstanding competence and by providing such key and middle-level executives with an equity opportunity in the Company.

        The 2002 Option Plan shall be administered by a committee (the “Committee”) consisting of the entire Board or, at the discretion of the Board, a committee of the Board that consists entirely of two or more “non-employee directors” (as defined in Rule 16b-3 promulgated under the Securities Exchange Act, as amended). The Committee shall have complete authority to (i) interpret all terms and provisions of the 2002 Option Plan consistent with law; (ii) select from the group of key and middle level executives eligible to participate in the 2002 Option Plan the key and middle level executives to whom options will be granted; (iii) within the limits established herein, determine the number of shares subject to, the term of and all other terms and conditions applicable to each option granted to each of such key or middle level executives; (iv) prescribe the form of instrument(s) evidencing options granted under this 2002 Option Plan; (v) determine the time or times at which options shall be granted; (vi) make special grants of options when determined to be appropriate; (vii) provide, if appropriate, for the exercise of options in installments or subject to specified conditions; (viii) determine the method of exercise of options granted under the 2002 Option Plan; (ix) adopt, amend and rescind general and special rules and regulations for the Option Plan’s administration; and (x) make all other determinations necessary or advisable for the administration of this Option Plan.

        Participation in the 2002 Option Plan is determined by the Committee and is limited to those key and middle-level executives, who may or may not be officers or members of the Board, of the Company or the Subsidiaries who have or are likely to have the greatest impact on the Company’s long-term performance. In making any determination as to the key and middle-level executives to whom options will be granted, the Committee takes into account, in each case, the level and responsibility of the individual’s position, the level of the individual’s performance, the individual’s level of compensation, the assessed potential of the employee and such other factors as the Committee may deem relevant. Directors of the Company or any Subsidiary who are not also key or middle-level executives are not eligible to participate in this 2002 Option Plan. Options may be granted under the 2002 Option Plan only for a reason connected with a key or middle-level executive’s employment. The Company believes that approximately four (4) employees of the Company and its Subsidiaries are currently eligible to participate in the 2002 Option Plan.

        The Committee establishes the term of each option, but the term shall not exceed ten years (or five years for owners of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary) from the date of grant.

        The Committee determines the exercise price for options at the time of grant based on such criteria as it may adopt in good faith; provided, however, that in the case of an option intended to qualify as an ISO, the price per share shall not be less than the fair market value of the stock at the date of grant (or 110% of the fair market value in the case of an option granted to a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation).

        Subject to the provisions of the 2002 Option Plan, an option granted under the 2002 Option Plan may be exercisable at such time or times after the date of grant, on such schedule, and upon such conditions as may be determined by the Committee at the time of grant. If a participant’s employment with the Company or Subsidiary terminates for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), such option may be exercised by the participant during a period not exceeding three months after the date of such termination (but no later than the end of the fixed term of the option) for the number of shares for which the option could have been exercised at the time the participant ceased to be an employee. If a participant dies while in the employ of the Company or a Subsidiary or within a period of three months after the termination of his or her employment with the Company or Subsidiary or if a participant terminates his or her employment with the Company or Subsidiary by reason of having become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, such option may be exercised by him or her or his or her personal representative during a period not exceeding one year after the date of termination of his or her employment for the number of shares for which the option could have been exercised at the time the person died or became permanently and totally disabled. In no event may an option be exercised after the expiration of its fixed term.

        An option granted to a participant under the 2002 Option Plan (a) during the optionee’s lifetime shall be exercisable only by the participant and (b) shall not be transferable by the participant except by will or the laws of descent and distribution or, with respect to options not intended to qualify as incentive stock options under Section 422 of the Code, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974.

        The price per share at which each option granted under the 2002 Option Plan may be exercised shall be the price as determined by the Committee at the time of grant based on criteria adopted by the Committee at the time of grant in good faith; provided, however, that in no event shall the exercise price per share of an option be less than 100% of the fair market value of the Common Stock on the date such option is granted (or 110% for owners of more than 10% of the total combines voting power of all classes of stock of the Company or any Subsidiary). The price of the Common Stock on December 13, 2002, as quoted on the over-the-counter bulletin board of NASDAQ, was $0.10 per share.

        The Committee may at any time or from time to time permit the voluntary surrender by the holder of any outstanding option where such surrender is conditioned upon the granting to such holder of new option for such number of shares as the Committee may determine, or may require such a voluntary surrender as a condition precedent to the grant of new Options to such holder. The Committee shall determine the terms and conditions of such new options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Option Plan, all or any of which may differ from the terms and conditions of the options surrendered. The granting of new options in connection with the surrender of outstanding options under the 2002 Option Plan shall be considered for the purposes of the 2002 Option Plan as the grant of new options and not an alteration, amendment or modification of the 2002 Option Plan or of the options being surrendered.

        The Committee may at any time suspend, amend or terminate the 2002 Option Plan. The Committee may make such modifications of the terms and conditions of a participant’s option as it may deem advisable. Notwithstanding the foregoing, no amendment, suspension or termination of the 2002 Option Plan or modification of an option may, without the consent of the holder of an option, alter or impair any rights or obligations under any option previously granted under the 2002 Option Plan except to the extent that adjustments are made due to a change in the capitalization of the Company.

        In addition to Committee approval of an amendment to the 2002 Option Plan, if the amendment would (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under this Option Plan (other than an increase due to an adjustment made pursuant to a change in capitalization such as a stock split, merger, etc.); (iii) change the class of employees eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment shall be approved by the holders of a majority of the Company’s outstanding capital stock, voting either in person or by proxy, and entitled to vote at a meeting duly held of the stockholders of the Company.

        The 2002 Option Plan provides that it shall terminate on the close of business on March 31, 2012, and no option shall be granted under the 2002 Option Plan after that date, but the termination shall not affect any option previously granted under the 2002 Option Plan.

        Options granted under the 2002 Option Plan may, at the discretion of the Committee, be: (i) options which are intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code; (ii) options which are not intended to qualify under Section 422 of the Code (“NQOs”); or (iii) both of the foregoing if granted separately, not in tandem. Options may be allotted to participants in such amounts, subject to the limitations specified in the 2002 Option Plan, as the Committee, in its sole discretion, may from time to time determine. In the case of options intended to be ISOs, the aggregate fair market value (determined at the time of the options’ respective grants) of the shares with respect to which such options are exercisable for the first time by a participant during any calendar year (under all Option Plans taken into account pursuant to Section 422 of the Code) shall not exceed $100,000.

        Generally, a participant is not subject to Federal income tax upon either the grant or exercise of an ISO. However, for purposes of determining an individual’s alternative minimum tax, the difference between the exercise price of an ISO and the fair market value of the underlying security at the date of exercise gives rise to an adjustment of alternative minimum tax income in the year of exercise. To qualify for ISO tax treatment, a participant generally must not dispose of the stock acquired pursuant to exercise of an ISO within 2 years after the date of grant or within 1 year after the date of exercise. (These holding periods do not apply where an ISO is exercised after the participant’s death by the participant’s estate or beneficiary.) The Company does not receive a tax deduction for the value of the option at date of grant or date of exercise of the option or at any other time unless the participant disposes of the stock before the one- and two-year holding periods expire. In the event of a disposition of ISO stock prior to the end of the one- and two-year holding periods, the participant recognizes ordinary income in the taxable year of the disposition equal to the difference between the exercise price and the fair market value of the ISO stock at the date of exercise, and the Company is eligible to receive a tax deduction in an equal amount. If the participant holds the stock for the period of time required for ISO qualification, then the participant will be taxed only on the gain realized upon the disposition of the stock. The gain will be capital gain, rather than ordinary income, for Federal income tax purposes and will be equal to the difference between the amount received by the participant upon sale of the stock and the exercise price paid by the participant to acquire the stock.

        An option intended to qualify for ISO tax treatment will cease to qualify for such tax treatment if it is not exercised within 3 months after a participant terminates employment with the Company and its Subsidiaries. This three-month period is extended to one year if a participant terminates employment on account of disability, and the three-month restriction does not apply if the participant dies while employed or within 3 months after termination of employment. In addition, to the extent that the fair market value (determined as the date or dates of grant) of stock underlying options intended to be ISOs that become exercisable by an individual for the first time in any given year exceeds $100,000, the options relating to stock in excess of the $100,000 limit will not receive ISO tax treatment.

        If options granted under the 2002 Option Plan do not qualify, or cease to qualify, for ISO tax treatment, they will be treated as “non-qualified stock options” or “NQOs.” Ordinarily NQOs do not result in tax liability for Federal income tax purposes to the participant upon grant. Generally, upon exercise of an NQO, the participant recognizes ordinary income for Federal income tax purposes equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. The Company receives a tax deduction for the amount the participant reports as ordinary income by reason of the exercise if the amount of ordinary income the participant should recognize is included in the participant’s income reported on a timely Form W-2 or 1099. Upon a subsequent sale or disposition of the stock received from exercise of an option, the holder is subject to Federal income tax at capital gains rates on any excess of the selling price over its fair market value at the date of exercise.

        No certificate(s) for shares shall be executed and delivered upon exercise of an option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Exchange Act, the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange on which the Common Stock of the Company may, at the time, be listed.

        The following table provides certain information with respect to the 2002 Option Plan:

Name and Position	Shares Covered by Options Granted Since Inception	Shares Covered by Options Exercised Since Inception	Aggregate Market Value in Excess of Exercise Price of Exercised Options ($)	Shares Covered by Options Terminated Since Inception	Shares Covered by Options Outstanding at November 30, 2002	Dollar Value of In-The-Money Options Outstanding at November 30, 2002 ($)

Buck A. Mickel, President and Chief Executive of the Company	300,000	0	0	0	300,000	--

Joe F. Ogburn, Secretary, Treasurer and Chief Financial Officer of the Company	120,000	0	0	0	120,000	--

All current executive officers, as a group	420,000	0	0	0	420,000	--

All non-executive officer employees, as a group	1,080,000	0	0	0	1,080,000	--

        The number of options, if any, that the Company may grant to its executives, directors, or non-executive officers or employees is not currently determinable.

        The Amended 2002 Option Plan provides that it shall terminate on the close of business of March 31, 2012, and no option shall be granted under the plan thereafter, but such termination shall not affect any option theretofore granted under the plan.

        Each of Buck A. Mickel and Joe F. Ogburn currently participates in the plan and could be deemed to have an interest in approval of the proposed amendment to such plan.

        The proposed amendment to the 2002 Option Plan requires that a greater number of votes be cast for the proposal than against it in order to become effective.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 2002 OPTION PLAN.

RATIFICATION OF ELECTION OF ACCOUNTANTS
(Item No. 3 on the Proxy)

      Appointment of Independent Auditors

        Based upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed Elliott Davis, LLC (“Elliott Davis”), independent certified public accountants, as the Company’s independent auditors for the Company’s 2003 fiscal year. Representatives of Elliott Davis are expected to be present at the Annual Meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions which shareholders may have. Neither Elliott Davis nor any of its members has any relationship with the Company except in the firm’s capacity as such auditors and as the Company’s tax advisor.

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Forms 10-QSB for that fiscal year were approximately $13,000. Fees in 2002 for the initial audit and preparation of proforma information for Employment Solutions, Inc. were $11,950.

Financial Information Systems Design and Implementation Fees

        There were no fees billed for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Elliott Davis, LLC for the most recent fiscal year.

All Other Fees

        Fees for other services were $5,300 (principally for tax services). The Audit Committee has considered whether the provision of any such services is compatible with maintaining Elliott Davis, LLC’s independence.

        The ratification of election of accountants requires that a greater number of votes be cast for the proposal than against it in order to become effective.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS, LLC AS INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Board of Directors adopted a written Audit Committee Charter on November 22, 2000, a copy of which was included as an appendix to the Company’s Proxy Statement for its January 18, 2001 annual meeting.

        The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors the audited financial statements of the Company contained in the Company’s fiscal 2002 Annual Report. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, AU — 380). The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”) and has discussed with the Company’s independent auditors such independent auditors’ independence.

        Based on the review and discussions described in the immediately preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements included in the Company’s fiscal 2002 Annual Report be included in that report, which is incorporated by reference into the Company’s Annual Report on Form 10-KSB for the fiscal year ended August 31, 2002, filed with the U.S. Securities and Exchange Commission.

Audit Committee

C. C. Guy                             Charles M. Bolt                 Charles C. Mickel

SOLICITATION OF PROXIES

        The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telegram or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged American Stock Transfer & Trust Company, its transfer agent, to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries in exchange for reimbursement of reasonable out-of-pocket expenses.

PROPOSALS OF SHAREHOLDERS

        Any shareholder of the Company who desires to present a proposal at the Annual Meeting of Shareholders to be held after the end of fiscal 2003 for inclusion in the proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before August 20, 2003.

        With respect to shareholder proposals not to be included in the Company’s proxy statement in the form of proxy, a shareholder must give the Company notice by November 3, 2003 for such notice to be considered timely for purposes of Exchange Act Rule 14a-4(c) (which concerns the extent to which a proxy may confer discretionary voting authority with respect to matters not specifically set forth in the proxy).

FINANCIAL INFORMATION

        The Company’s annual report is mailed with this Proxy Statement. The Company will provide without charge to any shareholder of record as of December 4, 2002, and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting of Shareholders, upon written or oral request of such person, a copy of the Company’s fiscal 2002 annual report on Form 10-KSB, including financial statements and financial statement schedules, but excluding exhibits, filed with the Securities and Exchange Commission. Upon payment of the reasonable copying cost thereof, the Company will make available the exhibits to the Company’s fiscal 2002 annual report on Form 10-KSB. Any such request should be directed to RSI Holdings, Inc., 28 East Court Street, Post Office Box 6847, Greenville, South Carolina 29606, Attention: Investor Relations.

        The Audit Committee is responsible for the duties set forth in its charter (which was attached as Appendix A to its proxy statement for its January 18, 2001 annual meeting) but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. The Company’s management has the responsibility for preparing the financial statements and implementing internal controls, and the Company’s independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not the equivalent of an audit.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person voting them.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Joe F. Ogburn, Secretary

Greenville, South Carolina
December 27, 2002

PROXY

RSI HOLDINGS, INC.

ANNUAL MEETING, JANUARY 30, 2003

        The undersigned shareholder of RSI Holdings, Inc., a North Carolina corporation, hereby constitutes and appoints Buck A. Mickel and Joe F. Ogburn, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of Shareholders, to be held at the offices of RSI Holdings, Inc., 28 East Court Street, Greenville, South Carolina, on Thursday, January 30, 2003, at 10:00 a.m., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote:

        Please sign on reverse side and return in the enclosed postage-paid envelope.

_____	Please mark
your votes as
in this example.

	FOR all nominees	WITHHOLD
	listed at right	AUTHORITY
	(except	to vote for
	as marked to the	all	Nominee(s):	Buck A. Mickel
	contrary below)	nominees		C. C. Guy
1. ELECTION	|_|	|_|		Charles M. Bolt
OF				Joe F. Ogburn
DIRECTORS				Charles C. Mickel

		FOR	AGAINST	ABSTAIN
	2. To vote on approval of the proposed amendment to the RSI Holdings, Inc. 2002 Stock Option Plan to increase from 1,500,000 to 2,500,000 the aggregate number of shares issuable.	______	______	______

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR	3. The ratification of the appointment of Elliott Davis, LLP as independent auditors of the Company for fiscal year 2003.	______	______	______
AN INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW.)
_________________________________	4. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.

A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy is present and acting, then that one) shall have and may exercise all the powers hereby conferred.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RSI HOLDINGS, INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1, 2 AND 3, and proxy holders will vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated December 27, 2002 and the Proxy Statement furnished herewith.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE
	DATED	SIGNATURE IF JOINTLY OWNED	DATED

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.